Exhibit 99.2

Third Quarter Fiscal 2009

Conference Call Remarks

August 4, 2009

7:30 a.m. CT

SEAN

Good morning and thank you for joining us.

On the call today are Russ Fradin, our Chairman and CEO, and John Park, our CFO.

During this call, when we discuss revenues, we’re referring to net revenues, or revenues before reimbursements.

And when we mention “underlying” revenue, operating income, net income, earnings per share and Adjusted EBITDA amounts, we are using non-GAAP financial measures that provide a better understanding of our underlying performance. This morning’s press release provides a reconciliation of U.S. GAAP to these measures.

On this call, we may make forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Please refer to our most recent SEC filings for more information on risk factors that could cause actual results to differ. Hewitt disclaims any obligation to update or revise any forward-looking statements made on this call.

At the conclusion of the call, we’ll conduct a question and answer session. During the Q&A session, we ask that you please limit yourself to one question.

Now I’ll turn it over to Russ.

RUSS

Thanks Sean and good morning everyone.

I’m very pleased to report record-high underlying earnings per share of 71 cents this quarter, as we increased our operating income by 31% and improved our operating margin by more than 400 basis points, both on an underlying basis.

I’m proud to say that inside those numbers is a small but welcome profit in HR BPO – our first ever.

We improved our underlying margins in all three segments thanks to our continued focus on overhead reductions, process improvements, staff optimization, and discretionary expense control.

We achieved these results despite absorbing some meaningful severance charges in the quarter, mostly related to actions we are taking to improve the profitability and growth potential of our Consulting Talent and Organization Consulting and Communications businesses.

Revenues held up relatively well across most of our businesses. Our Retirement and Financial Management Consulting practice grew modestly, as did our Benefits Outsourcing revenues and participant counts. Within Benefits Outsourcing we found ways to deliver value-added work to our clients, as project revenue declined only modestly in this economic environment compared to the prior-year quarter. HR BPO revenues declined, but due to anticipated client losses and liquidations.

Our free cash flow performance for the year remains strong, as this difficult economic environment has sharpened our focus on collections.

Through these challenging times, we continue to make progress in building for the future and investing in key growth areas:

•	We saw results from our sales force investment – and we are experiencing significant Benefits Outsourcing sales growth compared to last year.

•	Secondly, we acquired the remaining interest in our former German Consulting RFM joint venture – and gained a stronger presence in one of Europe’s largest pension markets.

•	Third, we are beginning to invest more in new products in both Outsourcing and Consulting.

And we’re not done yet. Our acquisition pipeline remains active. And our commitment to making meaningful investments remains high, even in these turbulent times.

Throughout this recession, our number one priority has been improving our growth capabilities and we are excited about what the future holds.

Obviously the weak spot in the quarter came from parts of our business that are more dependent on client discretionary spending – namely our Consulting TOC and Communications practices. Second quarter trends worsened in the third quarter, and we did not have enough strength in our RFM business to offset the discretionary declines. We have taken actions to strengthen these businesses as they are important to our future success. We are strongly committed to these two practice areas, and will continue to reorient our strategy so we can emerge stronger as the economy recovers.

Now I’ll turn the call over to John to cover our financial results and business outlook.

JOHN

Thanks Russ, and good morning everyone.

Let me start by highlighting our consolidated results.

Third quarter reported net revenues declined 6% compared to the prior-year quarter. Net revenues declined 2% after adjusting for currency translation, acquisitions and divestitures, and third party revenues.

Reported operating income grew 34% in the third quarter to $109 million, compared to $81 million in the prior-year. Underlying operating income increased by 31% to $109 million, compared to $83 million in last year’s quarter.

There were no unusual items in the third quarter of this year, so underlying and reported results are the same. The following one-time items are excluded from last year’s underlying results:

•	First, an $8 million revenue contribution from the HR BPO businesses divested in the second quarter of this year. Note that there was no material impact to operating income, and

•	Second, a $2 million pretax charge related to real estate restructurings.

Third quarter underlying operating margin increased by 410 basis points to 15.0%. This was mostly driven by the operating improvement in HR BPO, with Benefits Outsourcing and Consulting also contributing to the increase. In this quarter’s results we absorbed $13 million in severance, mostly related to actions taken in our Consulting TOC and Communications practices. This compares to $11 million in consolidated severance charges in last year’s quarter.

Our reported effective tax rate for the current quarter was 34.3%, compared with 43.5% in the same quarter last year. The lower rate was primarily driven by the impact of a number of discrete items recorded in both years. On an underlying basis, our effective tax rate was 39.0% in last year’s quarter. We expect our 2009 full year underlying rate to be approximately 37 - 38% due to a number of small discrete items.

Reported net income for the third quarter increased to $68 million, or 71 cents per diluted share, compared with $48 million, or 48 cents per diluted share last year. Adjusting for unusual items, we recorded underlying earnings of 71 cents per diluted share compared to 53 cents per diluted share last year.

Cash flow from operations was $286 million in the nine-month period, compared with $161 million in the prior-year period. Free cash flow was $192 million, compared with $81 million in the prior year nine-month period. This increase in free cash flow reflects improved receivables collections and lower tax payments, somewhat offset by a payment for a legal settlement.

Capital expenditures were $94 million in the nine-month period, compared with $80 million in the prior-year period. This reflects increased investment in client implementations and internal software applications. For 2009, we continue to anticipate capital investment slightly above 2008 levels.

Adjusted EBITDA for the nine-month period improved to $418 million, compared with $390 million last year. The increase was driven by improved HR BPO operating performance that more than offset lower Outsourcing implementation fees.

Regarding our share repurchase authorization, we bought back 778,000 shares for a total of $23 million during the third quarter. In the fourth quarter through August 3rd, we’ve repurchased an additional 823,000 shares totaling $24 million. This brings our total to $68 million against the overall $300 million authorization.

Now let me give you a few highlights of the performance of each of the businesses. As a reminder, my comments regarding underlying results are adjusted for the unusual prior-year items that I detailed a moment ago.

In Benefits Outsourcing, reported third quarter revenue increased 1%. Revenue also grew 1% when adjusting for acquisitions and unfavorable foreign exchange. The adjusted revenue increase was principally due to growth in our mid-market business.

End user participant counts of 20.0 million increased by 2% compared to last year. This was driven by net new large company go lives and growth in the mid-market, which more than offset labor market weakness. We are pleased this metric has held up in these difficult labor markets.

On an underlying basis, third quarter Benefits margins improved by 130 basis points to 26.5%. This was principally due to the impact of infrastructure cost management actions related to our Lean program, foreign currency, and lower dispute and settlement charges. These more than offset the impact of an acquisition in the prior year and higher healthcare costs this year.

As Russ mentioned, this was a positive quarter for sales closings, and our pipeline remains healthy.

In HR BPO, reported revenue declined 12%. Revenue decreased 5% when adjusting for unfavorable currency translation, divestitures and third-party revenue. The adjusted decline was driven by client losses and liquidations. This was partly offset by certain contractual adjustments and new client go-lives.

On an underlying basis, HR BPO segment income was $2 million in the quarter, compared with a loss of $16 million last year. The improvement versus last year was due to infrastructure cost management, staffing leverage, and lower amortization of intangibles.

This was a good quarter for us in HR BPO, but we are not ready to say that the small profit is sustainable. Compared to our expectations, the quarter was helped by the service transition timing of a major client and the delay of a client liquidation. To achieve sustained profitability, we are working to get to a cost structure that is appropriate for a smaller revenue base. Keep in mind that future progress is likely to be lumpy due to a smaller number of clients.

Regarding the market for HR BPO services, we’re seeing some improvement in demand, and interest in the Hewitt business model for these services. Recall that our steady-state goal is three to four contract signings per year.

In Consulting, segment revenue declined 14% on a reported basis but declined 5% when adjusting for unfavorable currency translation.

On a constant currency basis, our Retirement and Financial Management practice grew in the low single digits. Recall that this business grew in the mid-teens in the prior-year quarter, making it a difficult comparison. Looking forward, we still believe RFM has the potential for solid growth, and we are investing accordingly.

Moving on to our other Consulting practices. Health Management was flat. Our Talent and Organizational Consulting practice declined in the low twenties, with softness across all regions. Lastly, our Communication practice declined in the high twenties.

On an underlying basis, third quarter Consulting margins improved by 70 basis points to 12.4%. The margin expansion was principally due to lower compensation costs and discretionary expense management, which more than offset lower revenue and higher severance expenses.

For the quarter, severance totaled $10 million, principally related to targeted workforce reductions in our TOC and Communications practices. This compares to $7 million in severance in last year’s third quarter, which were principally related to senior leadership changes.

Finally, third quarter unallocated shared service costs declined 50 basis points to 3.2% of net revenues on an underlying basis. The improvement was principally due to lower professional service fees this year.

Now, turning to our updated outlook for fiscal 2009. Note that the following guidance is on an underlying basis after excluding the previously disclosed unusual items:

•

We continue to anticipate a low- to mid-single digit decline in consolidated net revenue. This is comprised of a high single digit decline in Consulting, a roughly flat performance in Benefits Outsourcing, and a high single-digit decline in HR BPO. These segment views are unchanged from our previous guidance. It is worth noting that relative to our prior guidance we are expecting FX favorability to offset some softness in Consulting discretionary client spending.

•

Our operating income outlook range is unchanged at $420 to $435 million. This reflects the improvement in HR BPO offset by softness in Consulting. That being said, we still expect Consulting to deliver solid margin improvement over last year despite absorbing meaningful severance costs.

•	Regarding HR BPO, we now expect a segment loss of approximately $20 million for fiscal 2009. This compares to our previous view of a segment loss in the range of $40 to $50 million.

•

Our outlook for diluted EPS is now $2.55 to $2.65. This is 10 cents higher than our previous view and reflects increased confidence in our operating income range and favorability in other income and tax.

•

Our expectations for free cash flow have improved. We now expect fiscal 2009 free cash flow to be in excess of net income, reflecting the upside we have seen year to date in receivables management. This compares to our prior view of in-line to slightly above net income.

•

Lastly, we are maintaining our outlook for Adjusted EBITDA and expect it to grow modestly, but lag diluted EPS growth. This reflects stronger operating performance partially offset by higher net spending on implementations.

Now I’d like to turn the call back to Russ.

RUSS

Thanks, John. Before we open up the line for questions, I’d like to make a few comments on a competitive landscape that likely will include a combination of two large Consulting competitors.

First, we remain the best company to provide the full spectrum of human resources services critical to our clients’ success in managing complex people issues. When we work jointly with clients on both consulting and administration, we strongly believe we produce better results than those who work separately.

Second, we have strong growth plans for all of our businesses with an emphasis on adding related services to augment our already strong offerings. We will implement these growth plans through a combination of internal initiatives and targeted acquisitions – of which there are good opportunities present today at more attractive valuations.

And third, in thinking about our Consulting segment, we have a billion dollar business that has outgrown the competition over the past year and a client base that values our relationships, our expertise and our results. We can and we will win business on our own merits.

While the competitive landscape is changing, our course is not: we will continue to focus on delivering high quality work that demonstrates we are the best choice for human capital services. We respect our competition, but we are happy with the cards we are holding.

In closing, I want to thank our leaders and associates for their professional and dedicated service to our clients and for delivering another great quarter. With outstanding people across the board, a proven approach to delivering both consulting and outsourcing, alignment on how to make strong offerings even stronger, and a client base that knows who we are and what we stand for, we are continuing to build a future with a strong focus on growth and improving our competitive position.

Thank you for joining us today. Operator – we’re ready to take questions.

Forward-Looking Information

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Hewitt’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the “Risk Factors” heading in the Business section of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov). Hewitt disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or any other reason.